Exhibit 23.1



                CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

As independent oil & gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the use of the name Williamson Petroleum Consultant, Inc. and references to Williamson Petroleum Consultants, Inc. and to the inclusion of and references to our report, or information contained therein, dated March 7, 2002 and entitled "Evaluation of Oil and Gas Reserves to 1) the Direct Interests of Warren Resources Inc. in Certain Properties and 2) the Interests of Warren Resources Inc. as the General Partner in 20 Partnerships Effective December 31, 2001 for Disclosure to the Securities and Exchange Commission Williamson Project 2.8890", prepared for Warren Resources Inc., in the Registration Statement on Form 10-K of Warren Resources Inc. for the filing dated on or about March 29, 2002.

                              WILLIAMSON PETROLEUM CONSULTANTS, INC.


                             /s/ Williamson Petroleum Consultants, Inc.
                             ------------------------------------------

March 29, 2002
Midland, Texas